Exhibit 107

Calculation of Filing Fee Tables

424(b)(5)

(Form Type)

Mirum Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule(1)	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share	Rule 457(o) and 457(r)	N/A	N/A	$200,000,000.00	0.00014760	$29,520.00

	Total Offering Amounts					$200,000,000.00		$29,520.00

	Total Fees Previously Paid							—

Table 2: Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Carry Forward Securities	N/A	N/A	N/A	N/A	N/A	N/A		N/A

	Total Offering Amounts					$200,000,000.00		$29,520.00

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$29,520.00

(1)

The filing fee is calculated and is being paid pursuant to Rules 456(o) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price. The Registrant initially deferred payment of the registration fees for its Registration Statement on Form S-3 (File No. 333-267357) filed by the Registrant with the Securities and Exchange Commission on September 9, 2022 pursuant to Rules 456(b) and 457(r) under the Securities Act.